EXHIBIT 1.A.5(b)

      Flexible Premium Variable Universal Life Insurance Policy Form V606,

        Exchange Option Rider VR34 and Flexible Term Insurance Rider VR36

[logo] PHOENIX
--------------------------------------------------------------------------------
       INSURED:  John Doe                       35 - Male  :ISSUE AGE AND SEX

 POLICY NUMBER:  2 000 000               November 1, 2000  :POLICY DATE

   FACE AMOUNT:  $100,000.00

Dear Policyowner:

We agree to pay the benefits of this policy in accordance with its provisions. It is important to Us that You are satisfied with Your policy and that it meets Your insurance goals. For service or information on this policy, contact the agent who sold the policy, any of Our agency offices, or at the following address:

        Phoenix VUL COLI Unit
        c/o Andesa TPA, Inc.
        1605 N. Cedar Crest Boulevard, Suite 502
        Allentown, PA 18104-2351

        Telephone (610) 439-5256

RIGHT TO CANCEL. You have the right to cancel this policy within a limited time after the policy is delivered to You. The policy may be cancelled by returning the policy to Us at the above address before the later of:

1.  10 days after the policy is delivered to You; or
2.  10 days after a Notice of Right to Cancel is delivered to You; or
3.  45 days after Part 1 of the application is signed;

for a refund of:

1.  the Policy Value less debt, if any; plus
2. any monthly deductions, partial surrender fees and other charges made under the policy.

The Policy Value and debt will be determined as of the nearest Valuation Date coincident with or following the date We receive the returned policy at the above address.

Signed for Phoenix Life and Annuity Company at its Home Office in Hartford, Connecticut.

                                      Sincerely yours,

                              PHOENIX LIFE AND ANNUITY COMPANY


                    /s/John H. Beers                 /s/Robert W. Fiondella

                       Secretary                     Chief Executive Officer
                                        Registrar

      CORPORATE FLEXIBLE PREMIUM VARIABLE UNIVERSAL LIFE INSURANCE POLICY

THE DEATH BENEFIT AND OTHER VALUES PROVIDED UNDER THIS POLICY ARE BASED ON THE RATES OF INTEREST CREDITED ON ANY AMOUNTS ALLOCATED TO THE GUARANTEED INTEREST ACCOUNT AND THE INVESTMENT EXPERIENCE OF THE SUBACCOUNTS WITHIN OUR SEPARATE ACCOUNT TO WHICH YOUR PREMIUMS ARE ALLOCATED. THUS, THE DEATH BENEFIT AND OTHER VALUES MAY INCREASE OR DECREASE IN AMOUNT OR DURATION. SEE PART 7 FOR A DESCRIPTION OF HOW THE DEATH BENEFIT IS DETERMINED.

                        NOT ELIGIBLE FOR ANNUAL DIVIDENDS

V606

                                 SCHEDULE PAGE


                               BASIC INFORMATION


       INSURED:  [John Doe]                  [35 - MALE]  :ISSUE AGE AND SEX

 POLICY NUMBER:  [2 000 000]          [November 1, 2000]  :POLICY DATE

   FACE AMOUNT:  [$100,000.00]


OWNER AS STATED IN THE APPLICATION UNLESS LATER CHANGED.

DEATH BENEFIT OPTION: Death Benefit Option [1] or as later changed as provided herein.

BENEFICIARY AS STATED IN THE APPLICATION UNLESS LATER CHANGED.

INTERNAL REVENUE CODE LIFE INSURANCE QUALIFICATION TEST:  Guideline Premium/Cash
                                                          Value Corridor Test


                                    PREMIUMS
                                    --------

ISSUE PREMIUM: [$15,000.00]

SUBSEQUENT PLANNED ANNUAL PREMIUM: [$15,000.00]



               SUBACCOUNT ALLOCATION SCHEDULE ON THE POLICY DATE
               -------------------------------------------------

               SUBACCOUNT           PREMIUMS        DEDUCTIONS*
               ----------           --------        -----------

               Money Market          [100%]        Proportionate


* See Part 1 for definition of Proportionate. Subaccounts marked "NONE" will be charged with a portion of the monthly deduction only if the Subaccounts marked "PROPORTIONATE" are not sufficient to make the full monthly deduction.

V606                                                                 PAGE 1 OF 5

INSURED: [JOHN DOE]                                  POLICY NUMBER:  [2 000 000]


                                SUBACCOUNT FEES
                                ---------------

MAXIMUM DAILY TAX FEE:          [0] or such greater amount as may be assessed as
                                a result of a change in tax laws.

                             POLICY EXPENSE CHARGES
                             ----------------------

MAXIMUM MONTHLY MORTALITY AND
EXPENSE RISK FEE:               0.00075 (Based on Annual Rate of 0.90%)

PREMIUM TAX CHARGE:             x.xx% of premiums (based on actual state tax)

FEDERAL TAX CHARGE:             [1.50%] of premiums

MAXIMUM SALES LOAD:             5.00% of premiums   (Policy Years 1 to 7)
                                2.00% of premiums   (Policy Years 8+)

MAXIMUM TRANSFER CHARGE:        $ 0 - First two transfers per Policy Year.
                                $10 - Subsequent transfers per Policy Year.

MAXIMUM PARTIAL SURRENDER FEE:  Lesser of $25.00 or 2% of partial surrender amount paid.

MAXIMUM MONTHLY POLICY
ADMINISTRATION CHARGE:          $10


                                  OTHER RATES
                                  -----------

                          GUARANTEED INTEREST ACCOUNT:
                          ----------------------------


UNLOANED PORTION:               Minimum Rate 3.00%

LOANED PORTION:                 [2.00%]

MAXIMUM LOAN INTEREST RATE:     [2.75%] for the first 10 Policy Years or until
                                        age 65, whichever is sooner;

                                [2.50%] thereafter, until the end of the 15th
                                        Policy Year or until age 65, whichever
                                        is sooner;

                                [2.25%] thereafter

V606                                                                 PAGE 2 OF 5

INSURED: [JOHN DOE]                                  POLICY NUMBER:  [2 000 000]

                           TABLE OF CORRIDOR FACTORS

This policy complies with section 7702 of the Internal Revenue Code under the [Guideline Premium/Cash Value Corridor Test], which requires the death benefit is greater than or equal to the product of the Cash Value and the Applicable Percentages from the following table.

    Attained Age of        Applicable        Attained Age of        Applicable
        Insured            Percentage            Insured            Percentage
  ------------------------------------------------------------------------------

         30-40                250%                  70                 115%
           41                 243%                  71                 113%
           42                 236%                  72                 111%
           43                 229%                  73                 109%
           44                 222%                  74                 107%

           45                 215%                  75                 105%
           46                 209%                  76                 105%
           47                 203%                  77                 105%
           48                 197%                  78                 105%
           49                 191%                  79                 105%

           50                 185%                  80                 105%
           51                 178%                  81                 105%
           52                 171%                  82                 105%
           53                 164%                  83                 105%
           54                 157%                  84                 105%

           55                 150%                  85                 105%
           56                 146%                  86                 105%
           57                 142%                  87                 105%
           58                 138%                  88                 105%
           59                 134%                  89                 105%

           60                 130%                  90                 105%
           61                 128%                  91                 104%
           62                 126%                  92                 103%
           63                 124%                  93                 102%
           64                 122%                  94                 101%

           65                 120%                  95                 101%
           66                 119%                  96                 101%
           67                 118%                  97                 101%
           68                 117%                  98                 101%
           69                 116%                  99                 101%
                                                   100                 100%

V606                                                                 PAGE 3 OF 5

INSURED:  [JOHN DOE]                                 POLICY NUMBER:  [2 000 000]


              TABLE OF GUARANTEED MAXIMUM COST OF INSURANCE RATES
                        PER $1,000 OF NET AMOUNT AT RISK


                             Monthly                                  Monthly                                   Monthly
    Attained Age              Rate              Attained Age           Rate             Attained Age             Rate
-------------------------------------------------------------------------------------------------------------------------
          35                 .1758                 57                 1.0408                 79                 7.5875
          36                 .1867                 58                 1.1325                 80                 8.2367
          37                 .2000                 59                 1.2308                 81                 8.9567
          38                 .2150                 60                 1.3400                 82                 9.7708
          39                 .2325                 61                 1.4617                 83                10.6883
          40                 .2517                 62                 1.5992                 84                11.6875
          41                 .2742                 63                 1.7550                 85                12.7458
          42                 .2967                 64                 1.9283                 86                13.8408
          43                 .3225                 65                 2.1183                 87                14.9625
          44                 .3492                 66                 2.3208                 88                16.1058
          45                 .3792                 67                 2.5367                 89                17.2742
          46                 .4100                 68                 2.7658                 90                18.4808
          47                 .4433                 69                 3.0142                 91                19.7483
          48                 .4783                 70                 3.2925                 92                21.1208
          49                 .5175                 71                 3.6083                 93                22.6758
          50                 .5592                 72                 3.9708                 94                24.6583
          51                 .6083                 73                 4.3867                 95                27.4967
          52                 .6633                 74                 4.8492                 96                32.0458
          53                 .7258                 75                 5.3492                 97                40.0167
          54                 .7967                 76                 5.8775                 98                54.8317
          55                 .8725                 77                 6.4267                 99                83.3333
          56                 .9550                 78                 6.9917


BASIS OF COMPUTATION:

MORTALITY:     Commissioner's 1980 Male Standard Ordinary Mortality Table,
               Aggregate as to Tobacco, Age Nearest Birthday.

v606                                                                 PAGE 4 OF 5

INSURED:  [JOHN DOE]                                 POLICY NUMBER:  [2 000 000]


                       TABLE OF FACE AMOUNTS OF INSURANCE
                       ----------------------------------

ISSUE DATE                      FACE AMOUNT                  RISK CLASSIFICATION
----------                      -----------                  -------------------

[November 1, 1999]             [$178,000.00]                  [Male Advantage]


                           RIDERS AND RIDER BENEFITS
                           -------------------------

                                                                                                  PAYABLE          MONTHLY
  RIDER DESCRIPTION                          RIDER DATE           AMOUNT          PREMIUM           TO             CHARGE
 ----------------------------------------------------------------------------------------------------------------------------

  VR34 - Exchange of Insured                 May 1, 2000             $0.00         $0.00                           $0.00

  VR36 - Policy Term Rider                   May 1, 2000          $100,000         $0.00                           $3.88




v606                                                                 PAGE 5 OF 5

                               TABLE OF CONTENTS


Part                                                      Page
--------------------------------------------------------------

Schedule Pages

Table of Contents

1. Definitions...............................................1

2. About the Policy..........................................2
      Effective Date of Insurance............................2
      Entire Contract........................................2
      Non-Participating......................................2
      Contestability.........................................2
      Suicide................................................3
      Misstatement of Age or Sex.............................3
      Assignments............................................3
      Annual Reports.........................................4
      Transaction Rules......................................4

3. Rights of Owner...........................................4
      Who Is the Owner.......................................4
      What Are the Rights of the Owner.......................4
      How to Change the Owner................................5

4. Premiums..................................................5
      Premium Payments.......................................5
      Premium Deductions.....................................5
      Net Premium Allocation
        to Subaccounts.......................................6
      Premium Flexibility....................................6
      Total Premium Limit....................................6
      Grace Period and Lapse.................................7
      Policy Value...........................................7
      Monthly Deduction......................................8

5. The Accounts..............................................9
      Guaranteed Interest Account............................9
      Separate Account......................................10
      Additional Subaccounts................................11
      Substitution of Subaccounts...........................11
      Voting Rights.........................................11
      Share of Separate Account
        Subaccount Values...................................11
      Unit Value............................................11
      Net Investment Factor.................................12

6. Lifetime Benefits........................................12
      Transfers.............................................12
      Loans.................................................13
      Loan Interest.........................................14
      Cash Surrender Value..................................14
      Full Surrender........................................14
      Partial Surrender.....................................15
      Additional Insurance Option...........................15

7. Death Benefits...........................................17
      Death Benefit Option 1................................17
      Death Benefit Option 2................................17
      Death Benefit Option 3................................17
      Minimum Death Benefit.................................17
      Death Benefit Following
        Insured's Age 100...................................17
      How to Change the Death
        Benefit Options.....................................18
      Request for an Increase in
        Face Amounts........................................18
      Right to Cancel Face
        Amount Increases....................................18
      Request for a Decrease in
        Face Amount.........................................19
      Death Proceeds........................................19
      Interest on Death Proceeds............................19
      The Beneficiary.......................................19
      How to Change the Beneficiary.........................20

8. Payment Options..........................................20
      Who May Elect Payment Options.........................20
      How to Elect a Payment Option.........................20
      Payment Options.......................................21
       (1) Payment in one sum...............................21
       (2) Left to earn interest ...........................21
       (3) Payments for a specified period..................21
       (4) Life annuity with specified
           period certain...................................21
       (5) Life annuity.....................................22
       (6) Payments of a specified amount...................22
       (7) Joint survivorship annuity
           with a 10-year period certain....................22
       Additional Interest..................................23

9. Tables of Payment Option Amounts......................23-24

v606

                                       PART 1: DEFINITIONS

ATTAINED AGE                           Age of the insured on the birthday
                                       nearest the most recent Policy
                                       Anniversary.

DEBT                                   Unpaid loans against this policy plus
                                       accrued interest.

GENDER The terms "he," "his" and "him" are applicable without regard to sex. Where proper, "she," "hers" or "her" may be substituted.

IN FORCE                               The policy has not terminated.

IN WRITING (WRITTEN                    In a written form satisfactory to Us and
REQUEST)                               filed at Phoenix VUL COLI Unit at the
                                       address shown on the cover page of this
                                       policy.

MONTHLY CALCULATION                    The first Monthly Calculation Day of a
DAY                                    policy is the same day as its Policy Date
                                       as shown on the Schedule Page. Subsequent
                                       Monthly Calculation Days are the same day for each month thereafter or, if such day does not fall within a given month, the last day of that month will be the Monthly Calculation Day.

PAYMENT DATE                           The Valuation Date on which a premium
                                       payment or loan repayment is received at Our VUL unless it is received after the close of the New York Stock Exchange in which case it will be the next Valuation
                                       Date.

POLICY ANNIVERSARY                     The anniversary of the Policy Date.

POLICY DATE                            The Policy Date as shown on the Schedule
                                       Page. It is the date from which Policy
                                       Years and Policy Anniversaries are
                                       measured.

POLICY MONTH                           The period from one Monthly Calculation
                                       Day up to, but not including, the next
                                       Monthly Calculation Day.

POLICY VALUE                           The Policy Value as defined in Part 4.

POLICY YEAR                            The first Policy Year is the one-year
                                       period from the Policy Date to, but not
                                       including, the first Policy Anniversary.
                                       Each succeeding Policy Year is the
                                       one-year period from the period from the Policy Anniversary to, but not including, the next Policy Anniversary.

PROPORTIONATE                          Amounts are allocated to Subaccounts on a
                                       proportionate basis such that the ratios of this policy's Subaccount values to each other are the same before and after the allocation.

SEPARATE ACCOUNT                       PLAC Variable Universal Life Account.

SUBACCOUNTS                            The Guaranteed Interest Account
                                       (exclusive of the loaned portion of such account) and the accounts within Our
                                       Separate Account to which non-loaned
                                       assets under the policy are allocated as described in Part 5.

v606                                   1

UNIT A standard of measurement, as described in Part 4, used to determine the share of this policy in the value of each Subaccount of the Separate Account.

VALUATION DATE                         Every day the New York Stock Exchange is
                                       open for trading.

VALUATION PERIOD                       The period in days from the end of one
                                       Valuation Date through the next Valuation
                                       Date.

VUL                                    Our VUL COLI Unit at P.O. Box 22012,
                                       Albany, NY, 12201-2012.

WE (OUR, US)                           Phoenix Life and Annuity Company (PLAC).

YOU (YOUR)                             The owner of this policy.


                                       PART 2: ABOUT THE POLICY

EFFECTIVE DATE OF                      This policy will begin In Force on the
INSURANCE                              Policy Date, provided the issue premium
                                       is paid while the insured is alive.

ENTIRE CONTRACT                        This policy and the written application
                                       of the policyholder, a copy of which is
                                       attached to and made a part of the
                                       policy, are the entire contract between
                                       You and Us. Any change in the provisions of the contract, to be in effect, must be signed by one of Our executive officers and countersigned by Our registrar or one of Our executive officers. This policy is issued by Us at Our Home Office in Hartford, Connecticut. Any benefits payable under this policy are payable at Our VUL.

NON-PARTICIPATING                      This is a non-participating policy which
                                       does not pay any dividends. Your policy
                                       will not share in Our profits or surplus earnings.

CONTESTABILITY                         We rely on all statements made by or for
                                       the insured in the written application.
                                       These statements are considered to be
                                       representations and not warranties. We
                                       can contest the validity of this policy
                                       and any coverage under it for any
                                       material misrepresentation of fact. To do so, however, the misrepresentation must be contained in an application and the application must be attached to this policy when issued or made a part of this policy when a change is made.

                                       We cannot contest the validity of the
                                       original face amount of this policy after it has been In Force during the insured's lifetime for two years from its Policy Date. If We contest the policy, it will be based on the application for this policy.

                                       We cannot contest the validity of any
                                       increase in face amount after the policy has been In Force during the insured's lifetime for two years from the issue date of the increase. Any such contest will be based on the supplemental application for the increase.

V606                                   2

                                       If We contest the validity of all or a
                                       portion of the face amount provided under this policy, the amount We pay with respect to such portion of the face amount will be limited to the higher of a return of any paid premium required by Us for the contested Face Amount, or the sum of any monthly deductions made under this policy for the contested face amount.

SUICIDE If within two years from the Policy Date the insured dies by suicide, while sane or insane, and while this policy is In Force, the amount of death benefit will be limited to the Policy Value adjusted as follows:

                                       a.  We will add any monthly deductions
                                           made under this policy;

                                       b.  We will subtract any Debt owed Us
                                           under this policy.

                                       If within two years from the issue date
                                       of an increase in face amount the insured dies by suicide, while sane or insane, and while the policy is In Force, the death benefit for that increase will be limited to a pro rata portion of the Policy Value corresponding to such increase adjusted as follows:

                                       a.  We will add the sum of the monthly
                                           deductions corresponding to such
                                           increase;

                                       b.  We will subtract any Debt owed Us
                                           under this policy.

MISSTATEMENT OF                        If the age or sex of the insured has been
AGE OR SEX                             misstated, any benefits payable under
                                       this policy will be adjusted to reflect
                                       the correct age and sex as follows:

                                       a.  For adjustments made prior to the
                                           insured's death, no change will be
                                           made to the then current cost of
                                           insurance rates, but subsequent cost
                                           of insurance rates will be adjusted
                                           to such rates that would apply had
                                           this policy been issued based on the
                                           correct age and sex.

                                       b.  For adjustments made at the time of
                                           the insured's death, the death
                                           benefit payable will be adjusted to
                                           reflect the amount of coverage that
                                           would have been supported by the most
                                           recent monthly deduction based on the
                                           then current cost of insurance rates
                                           for the correct age and sex.

ASSIGNMENTS                            Except as otherwise provided herein, any
                                       or all of the rights in this policy may
                                       be assigned. We will not be considered to have notice of any assignment until We receive the original or copy of the assignment In Writing. We are not responsible for the validity of any assignment.

V606                                   3

ANNUAL REPORTS                         Each year We will send You a report for
                                       this policy showing:

                                       a.  the then current Policy Value, cash
                                           surrender value, death benefit and
                                           face amount;

                                       b.  the premiums paid, and deductions and
                                           partial surrenders made since the
                                           last report;

                                       c.  any outstanding Debt;

                                       d.  an accounting of the change in Policy
                                           Value since the last report; and

                                       e.  such additional information as
                                           required by applicable law or
                                           regulation.

TRANSACTION RULES                      Requests for transactions involving
                                       Subaccounts will usually be processed
                                       within 7 days after We receive the
                                       Written Request. However, We may, at Our discretion, postpone the payment of any death benefit in excess of the initial face amount, any policy loans, partial withdrawals, surrenders or transfers:

                                       a.  For up to six months from the date of
                                           request, for any transactions
                                           dependent upon the value of the
                                           Guaranteed Interest Account; or

                                       b.  Otherwise, for any period during
                                           which the New York Stock Exchange is
                                           closed for trading (except for normal
                                           holiday closing) or when the
                                           Securities and Exchange Commission
                                           has determined that a state of
                                           emergency exists which may make
                                           processing such transactions
                                           impractical.


                                       PART 3: RIGHTS OF OWNER

WHO IS THE OWNER                       The Owner has all the rights under this
                                       policy and is named in the application
                                       unless later changed and endorsed on this policy.

WHAT ARE THE RIGHTS                    You control this policy during the
OF THE OWNER                           insured's lifetime but not until this
                                       policy begins In Force. Unless You and We agree otherwise, You may exercise all rights provided under this policy without the consent of anyone else. These rights include the right to:

                                       a.  Receive any amounts payable under
                                           this policy during the insured's
                                           lifetime.

                                       b.  Change the owner or the interest of
                                           any owner.

                                       c.  Change the planned premium amount and
                                           frequency. See Part 4.

V606                                   4

                                       d.  Change the Subaccount allocation
                                           schedule for premium payments and
                                           monthly deductions. See Part 4.

                                       e.  Transfer amounts between and among
                                           Subaccounts. See Part 6.

                                       f.  Obtain policy loans. See Part 6.

                                       g.  Obtain a partial surrender. See Part
                                           6.

                                       h.  Surrender this policy for its cash
                                           surrender value. See Part 6.

                                       i.  Select a payment option for any cash
                                           surrender value that becomes payable.
                                           See Part 6.

                                       j.  Request changes in the insurance
                                           amount. See Part 7.

                                       k.  Change the beneficiary of the death
                                           benefit. See Part 7.

                                       l.  Assign, release or surrender any
                                           interest in the policy.

                                       m.  Change the death benefit option. See
                                           Part 7.

                                       You may exercise these rights only while the insured is alive. Exercise of any of these rights will, to the extent thereof, assign, release or surrender the interest of the insured and all other beneficiaries and owners under this policy.

HOW TO CHANGE                          You may change the owner by Written
THE OWNER                              Request.


                                       PART 4: PREMIUMS

PREMIUM PAYMENTS                       The issue premium as shown on the
                                       Schedule Page is due on the Policy Date.
                                       The insured must be alive when the issue premium is paid. Premiums other than the Issue Premium may be paid at any time while this policy is In Force subject to the limits described below. All premiums are payable at Our VUL, except that the issue premium may be paid to an authorized agent of Ours for forwarding to Us. No benefit associated with any premium shall be provided until it is actually received by Us at Our VUL.

PREMIUM DEDUCTIONS                     A premium tax may be required based on
                                       the laws of the state of issue. The
                                       premium tax rate, if any, as of the
                                       Policy Date, is shown on the Schedule
                                       Page. This rate may change for subsequent premium payments in accordance with applicable state law.

                                       A federal tax charge as stated on the
                                       Schedule Page will also be deducted from any premiums received by Us at Our VUL. In addition, a sales load expressed as a percent of premium will be deducted from any premiums received by Us at Our VUL. The maximum sales load is shown on the Schedule Page. If the issue premium is received by Us

V606                                   5
                                       at Our VUL after the Policy Date, then it will also be reduced by the amount necessary to cover any past unpaid monthly deductions described below. In addition, payments received by Us during a grace period will also be reduced by the amount needed to cover any monthly deductions during the grace period.

                                       If you fully surrender your policy within the first three policy years, We will refund to You a portion of the sales load as part of the cash surrender value.

NET PREMIUM ALLOCATION                 The premiums, net of any premium and
TO SUBACCOUNTS                         federal tax charges, will be applied on
                                       the Payment Date to the various
                                       Subaccounts based on the premium
                                       allocation schedule elected in the
                                       application for this policy or as later
                                       changed by You. You may change the
                                       allocation schedule for premium payments by Written Request. Allocations to each Subaccount must be expressed in whole percentages unless We agree otherwise.

                                       The number of units credited to each
                                       Subaccount of the Separate Account will
                                       be determined by dividing the net premium applied to that Subaccount by the unit value of that Subaccount on the Payment Date. The number of units credited to each Subaccount is carried to four decimal places.

PREMIUM FLEXIBILITY                    Subject to the total premium limit
                                       described in the next section and except for the issue premium, You may change the amount and frequency of premium payments while this policy is In Force during the lifetime of the insured as follows:

                                       a.  You may increase or decrease the
                                           planned premium amount or payment
                                           frequency at any time by Written
                                           Request. We reserve the right to
                                           limit increases to such maximums as
                                           We may establish from time to time.

                                       b.  Additional premium payments may be
                                           made at any time up to the Policy
                                           Anniversary nearest the Insured's
                                           100th birthday. However, We reserve
                                           the right to require satisfactory
                                           evidence of insurability before
                                           accepting any additional premium
                                           payment which results in any increase
                                           in the net amount at risk.

                                       c.  Each premium payment made must at
                                           least equal $100 or, if during a
                                           grace period, the amount needed to
                                           prevent lapse of this policy. We
                                           reserve the right to reduce this
                                           limit.

TOTAL PREMIUM LIMIT                    We will refund any portion of any premium
                                       payment which is determined to be in
                                       excess of the premium limit established
                                       by law to qualify your Policy as a
                                       contract for life insurance.

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                                       The total premium limit is applied to the
                                       sum of all premiums received by Us for
                                       this policy to date, reduced by the sum
                                       of all partial surrender amounts paid by Us to date. If the total premium limit is exceeded, We will pay You the excess, with interest at an annual rate of not less than 3%, not later than 60 days after the end of the Policy Year in which the limit was exceeded. The Policy Value will be adjusted to reflect such refund. The amount to be taken from the Subaccount will be allocated in the same manner as provided for monthly deductions unless You request another allocation in writing.

                                       The total premium limit may be exceeded
                                       if additional premium is needed to
                                       prevent lapse under the grace period and lapse provision. The total premium limit may change due to:

                                       a.  a partial surrender or a decrease in
                                           face amount;

                                       b.  addition, cancellation or change of a
                                           rider; or

                                       c.  a change in federal tax laws or
                                           regulations.

                                       We reserve the right to not accept any
                                       premium payment which would increase the Death Benefit by more than it would increase the Policy Value.

                                       If the total premium limit changes, We
                                       will send You a Revised Schedule Page
                                       reflecting the change. However, We
                                       reserve the right to require that this
                                       policy be returned to Us so that We may
                                       endorse the change.

GRACE PERIOD AND LAPSE                 If, on any Monthly Calculation Day, the
                                       required monthly deduction exceeds the
                                       Policy Value during the first three
                                       Policy Years, or the cash surrender value after the third Policy Year, a grace period of 61 days will be allowed for the payment of an amount equal to three times the required monthly deduction. This policy will continue In Force during any such grace period. We will mail a written notice to You and any assigns at the post office addresses last known to Us as to the amount of premium required. If such premium is not paid to Us by the end of the grace period this policy will lapse without value, but not before 30 days have elapsed since We mailed Our written notice to You. The "date of lapse" will be the Monthly Calculation Day on which the deduction was to be made, and any insurance and rider benefits provided under this policy will terminate as of that date.

POLICY VALUE                           The Policy Value is the sum of this
                                       policy's share in the value of each
                                       Subaccount of the Separate Account and
                                       the value of this policy's Guaranteed
                                       Interest Account. See Part 5 for an
                                       explanation as to how this policy's share in the value of each Subaccount of the Separate Account is determined and for a description of the Guaranteed Interest
                                       Account.

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MONTHLY DEDUCTION                      A deduction is made each Policy Month
                                       from the Policy Value (excluding the
                                       value of the loaned portion of the
                                       Guaranteed Interest Account) to pay:

                                       a.  the cost of insurance provided under
                                           this policy;

                                       b.  any flat extra mortality charges;

                                       c.  the cost of any rider benefits
                                           provided;

                                       d.  an administrative charge. The
                                           administrative charge may vary but in
                                           no event will it exceed the maximum
                                           administrative charge amount shown on
                                           the Schedule Page. We will send You a
                                           written notice of any change at least
                                           30 days in advance of such change;
                                           and

                                       e.  a mortality and expense risk charge.
                                           The mortality and expense risk charge
                                           may vary but in no event will it
                                           exceed the maximum mortality and
                                           expense risk charge amount shown on
                                           the Schedule Page. In general, the
                                           mortality and expense risk charge is
                                           based on Our current rate for
                                           policies in this same class of
                                           business, and on the level of
                                           commission determined by You and your
                                           agent.

                                       Deductions are made on each Monthly
                                       Calculation Day. If the Monthly
                                       Calculation Day is not a Valuation Date, the monthly deduction for that Policy Month will be made on the next Valuation Date.

                                       You may request in the application for
                                       this policy that monthly deductions not
                                       be taken from certain specified
                                       Subaccounts. Such a request may later be changed by notifying Us In Writing, but only with respect to future monthly deductions. Monthly deductions will be taken from this policy's share of the remaining Subaccounts exclusive of the loaned portion of the Guaranteed Interest Account, on a proportionate basis. In the event this policy's share in the value of such Subaccounts is not sufficient to permit the withdrawal of the full monthly deduction, the remainder will be taken on a proportionate basis from this policy's share of each of the other Subaccounts exclusive of the loaned portion of the Guaranteed Interest Account. The number of units deducted from each Subaccount of the Separate Account will be determined by dividing the portion of the monthly deduction allocated to each such Subaccount by the unit value of that Subaccount on the Monthly Calculation Day.

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

                                       Each monthly deduction will pay the cost of insurance from the Monthly Calculation Day on which the deduction is made up to, but not including, the next Monthly Calculation Day. The cost of insurance is equal to the cost of insurance rate for the current Policy Month divided by 1,000 and then multiplied by the result of:

                                       a.  the death benefit on the Monthly
                                           Calculation Day; minus

                                       b.  the Policy Value on the Monthly
                                           Calculation Day.

                                       The cost of insurance rate for the
                                       current Policy Month is based on the
                                       insured's attained age and risk
                                       classification. The rate used in
                                       computing the cost of insurance is
                                       obtained from the Table of Guaranteed
                                       Maximum Cost of Insurance Rates on the
                                       Schedule Page for the risk
                                       classification(s) shown, or such lower
                                       rate as We may declare. Any change We
                                       make in the declared cost of insurance
                                       rates will be uniform by class and based on Our future mortality, expense and lapse expectations. The declared cost of insurance rates for an insured will not be affected by a change in the insured's health or occupation.


                                       PART 5: THE ACCOUNTS

                                       Assets under this policy may be allocated either to the Guaranteed Interest Account or to any of the Subaccounts of the Separate Account. Any allocation You make must be at least 1%; You may not choose a fractional percent. The sum of the Fund allocation factors must equal 100%.

GUARANTEED INTEREST                    The Guaranteed Interest Account is not
ACCOUNT                                part of the Separate Account. It is part
                                       of Our General Account. We reserve the
                                       right to limit cumulative premiums,
                                       including transfers, to the unloaned
                                       portion of the Guaranteed Interest
                                       Account during any one-week period to no more than $250,000. We will credit interest daily on the amounts allocated under this policy to the Guaranteed
                                       Interest Account. The loaned portion of
                                       the Guaranteed Interest Account will be
                                       credited interest at an effective annual fixed rate as shown on the Schedule Page.
                                       We will credit interest on the unloaned
                                       portion of the Guaranteed Interest
                                       Account at such rates We shall determine but in no event will the effective annual rate of interest on such portion be less than the minimum interest rate shown on the Schedule Page.

                                       On the last working day of each calendar week, We will set the interest rate that will apply to any net premium or transferred amounts made to the unloaned portion of the Guaranteed Interest Account during the following calendar week. That rate will remain in effect for such premiums, for an initial guarantee period of one full year. Upon expiry of the initial one-year guarantee period, and each subsequent one-year guarantee period thereafter, the rate applicable for any premiums in the unloaned portion of the Guaranteed Interest Account whose guarantee period has just ended shall be the same

V606                                   9
                                       rate that applies to new premiums to such Subaccount at the time the guarantee period expires. Such rate shall likewise remain in effect for such premiums for a subsequent guarantee period of one full year.

                                       All transfers, partial surrenders
                                       and deductions from the unloaned portion of the Guaranteed Interest Account will be assessed on a Last-In, First-Out basis based on the date the deposit was initially made to the unloaned portion of such Subaccount. At the end of each Policy Year and at the time of any Debt repayment, interest credited to the loaned portion of the Guaranteed Interest Account will be transferred to the unloaned portion of the Guaranteed Interest Account. We reserve the right to add other Guaranteed Interest Accounts, subject where required, to approval by the insurance supervisory official of the state where this policy is delivered.

SEPARATE ACCOUNT                       The Separate Account has been established
                                       by Us as a Separate Account pursuant to
                                       Connecticut law and is registered as a
                                       unit investment trust under the
                                       Investment Company Act of 1940 (1940
                                       Act). Income and realized and unrealized gains and losses from assets in the Separate Account are credited to or charged against it without regard to Our other income, gains or losses. We own the Separate Account assets and they are kept separate from the Assets of Our General
                                       Account. Separate Account assets will be valued on each Valuation Date. The portion of the Separate Account equal to reserves and liabilities for policies supported by the Separate Account will not be charged with any liabilities arising out of Our other business. We reserve the right to use assets of the Separate Account in excess of these reserves and liabilities for any purposes.

                                       The Separate Account has several
                                       Subaccounts available under this policy.
                                       We use the assets of the Separate Account to buy shares of the Fund identified according to Your allocation instructions. The Fund is registered under the 1940 Act as an open-end, diversified management investment company. The Fund has separate Portfolios that correspond to the Subaccounts of the Separate Account. Assets of each such Subaccount are invested in shares of the corresponding Fund Portfolio.

                                       A Portfolio of the Fund might make a
                                       material change in its investment policy.
                                       If that occurs, You will be notified of
                                       the change. In addition, no change will
                                       be made in the investment policy of any
                                       of the Subaccounts of the Separate
                                       Account without approval of the
                                       appropriate insurance supervisory
                                       official of Our domiciliary state of
                                       Connecticut. The approval process is on
                                       file with the insurance supervisory
                                       official of the state where the policy is delivered.

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

ADDITIONAL SUBACCOUNTS                 We have the right to add Subaccounts of
                                       the Separate Account subject to approval by the Securities and Exchange Commission and, where required, other regulatory authority.

SUBSTITUTION OF                        If the shares of the Funds of this
SUBACCOUNTS                            contract should no longer be available
                                       for investment by the Separate Account or if in Our judgment further investment in such Funds becomes inappropriate for use with this policy, We reserve the right to substitute Units of another Subaccount for Units already purchased or to be purchased in the future by premium payments under this policy. Any such change will be subject to approval by the Securities Exchange Commission and, where required, by the insurance supervisory official of the state where this policy is issued.

VOTING RIGHTS                          Although We are the legal owner of the
                                       Fund shares, We will vote the shares at
                                       regular and special meetings of the
                                       shareholders of the Fund in accordance
                                       with instructions received from You and
                                       the other owners of the policies. Any
                                       shares held by Us will be voted in the
                                       same proportion as voted by You and the
                                       other owners of the policies. However, We reserve the right to vote the shares of the Fund without direction from You if there is a change in the law which would permit this to be done.

SHARE OF SEPARATE                      The share of this policy in the value of
ACCOUNT SUBACCOUNT                     each Subaccount of the Separate Account
VALUES                                 on a Valuation Date is the unit value of
                                       that Subaccount on that date multiplied
                                       by the number of this policy's units in
                                       that Subaccount after all transactions
                                       for the Valuation Period ending on that
                                       day have been processed. For any day
                                       which does not fall on a Valuation Date, the share of this policy in the value of each Subaccount of the Separate Account is determined using the number of units on that day after all transactions for that day have been processed and the unit values on the next Valuation Date.

UNIT VALUE                             The unit value of each Subaccount of the
                                       Separate Account was set by Us on the
                                       first Valuation Date of each such
                                       Subaccount. The unit value of a
                                       Subaccount of the Separate Account on any other Valuation Date is determined by multiplying the unit value of that Subaccount on the just prior Valuation
                                       Date by the Net Investment Factor for
                                       that Subaccount for the then current
                                       Valuation Period. The unit value of each Subaccount of the Separate Account on a day other than a Valuation Date is the unit value on the next Valuation Date.

                                       Unit values are carried to 6 decimal
                                       places. The unit value of each Subaccount of the Separate Account on a Valuation Date is determined at the end of that day.

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

NET INVESTMENT FACTOR                  The Net Investment Factor for each
                                       Subaccount of the Separate Account is
                                       determined by the investment performance of the assets held by the Subaccount during the Valuation Period. Each valuation will follow applicable law and accepted procedures. The net Investment
                                       Factor is equal to item (d) below
                                       subtracted from the result of dividing
                                       the sum of items (a) and (b) by item (c) as defined below.

                                       a.  The value of the assets in the
                                           Subaccount on the current Valuation
                                           Date, including accrued net
                                           investment income and realized and
                                           unrealized capital gains and losses,
                                           but excluding the net value of any
                                           transactions during the current
                                           Valuation Period.

                                       b.  The amount of any dividend (or, if
                                           applicable, any capital gain
                                           distribution) received by the
                                           Subaccount if the "ex-dividend" date
                                           for shares of the Fund occurs during
                                           the current Valuation Period.

                                       c.  The value of the assets in the
                                           Subaccount as of the just prior
                                           Valuation Date, including accrued net
                                           investment income and realized and
                                           unrealized capital gains and losses,
                                           and including the net value of all
                                           transactions during the Valuation
                                           Period ending on that date.

                                       d.  The daily charges, if any, for taxes
                                           and reserves for taxes on investment
                                           income, and realized and unrealized
                                           capital gains as shown on the
                                           Schedule Page, multiplied by the
                                           number of days in the current
                                           Valuation Period.


                                       PART 6: LIFETIME BENEFITS

TRANSFERS                              You may transfer all or a portion of the
                                       Policy Value among one or more of the
                                       Subaccounts of the Separate Account and
                                       the unloaned portion of the Guaranteed
                                       Interest Account. We reserve the right to limit the number of transfers You may make, however, You can make up to six transfers per contract year from
                                       Subaccounts of the Separate Account and
                                       only one transfer per contract year from the unloaned portion of the Guaranteed
                                       Interest Account unless the Systematic
                                       Transfer Program is elected. Under that
                                       program, funds may be transferred
                                       automatically among the Subaccounts on a monthly, quarterly, semiannual or annual basis. Unless We agree otherwise, the minimum initial and subsequent transfer amounts are $25 monthly, $75 quarterly, $150 semiannually or $300 annually.
                                       Except as otherwise provided under the
                                       Systematic Transfer Program, the amount
                                       that may be transferred from the
                                       Guaranteed Interest Account at any one
                                       time cannot exceed the higher of $1,000
                                       or 25% of the value of the Guaranteed
                                       Interest Account.

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

                                       Transfers may be made by Written Request.
                                       The maximum transfer charge is shown on
                                       the Schedule Page. There is no transfer
                                       charge for the Systematic Transfer
                                       Program. Any such charge will be deducted from the Subaccounts from which the amounts are to be transferred in the same proportion as the amounts to be transferred bear to the total amount transferred. The value of each Subaccount will be determined on the Valuation Date that coincides with the date of transfer.

LOANS While this policy is In Force, a loan may be obtained against this policy in any amount up to the available loan value. To obtain a loan, this policy must be properly assigned to Us as security. We need no other collateral. We reserve the right not to allow loans of less than $500 unless the loans are to pay premiums on another policy issued by Us.

                                       The loan value is 90% of the Policy
                                       Value. The "available loan value" is the loan value on the current day less any outstanding Debt.

                                       The amount of the loan will be added to
                                       the loaned portion of the Guaranteed
                                       Interest Account and subtracted from this policy's share of the Subaccounts based on the allocation You request at the time of the loan. The total reduction will equal the amount added to the loaned portion of the Guaranteed Interest Account. Unless We agree otherwise, allocations to each Subaccount must be expressed in whole percentages. If no allocation request is made, the amount subtracted from the share of each Subaccount will be determined in the same manner as provided for monthly deductions.

                                       Debt may be repaid at any time during the lifetime of the insured while this policy is In Force. Such repayment, in excess of any outstanding accrued loan interest, will be applied to reduce the loaned portion of the Guaranteed Interest Account and will be transferred to the unloaned portion of the Guaranteed Interest Account to the extent that loaned amounts taken from such account have not previously been repaid. Otherwise, such balance will be transferred among the Subaccounts You request upon repayment and, if no allocation request is made, We will use Your most recent premium allocation schedule on file with Us. Any Debt repayment received by Us during a grace period as described in Part 4 will be reduced to cover any overdue monthly deductions and only the balance applied to reduce the Debt. Such balance will also be applied as described to reduce the loaned portion of the Guaranteed Interest Account.

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                                       While there is any outstanding Debt
                                       against this policy, any payments
                                       received by Us for this policy will be
                                       applied directly to reduce the Debt
                                       unless specified as a premium payment.
                                       Until the Debt is fully repaid,
                                       additional Debt repayments may be made at any time during the lifetime of the insured while this policy is In Force.

                                       Failure to repay a policy loan or to pay loan interest will not terminate this policy except as otherwise provided under the Grace Period and Lapse in Part 4 when the policy does not have sufficient remaining value to pay the monthly deductions, in which event, that grace period provision will apply.

LOAN INTEREST                          Loans will bear interest at an effective
                                       annual rate equal to the loan interest
                                       rate shown on the Schedule Page and will be compounded daily. Interest will accrue on a daily basis from the date of the loan and is included as part of the Debt under this policy. Loan interest will be due on each Policy Anniversary. If not paid when due, the outstanding accrued interest on that date will be charged as a loan against this policy. Interest less than the maximum guaranteed may be charged.

CASH SURRENDER VALUE                   If you fully surrender your policy in the
                                       first policy year, We will reimburse 100% of the sales load collected for that policy year. If You fully surrender your policy in the second policy year, We will reimburse 66% of the sales load collected in the first policy year. If You fully surrender your policy in the third policy year, We will reimburse 33% of the sales load collected in the first policy year.

                                       A loan will have a permanent effect on
                                       any death benefit and Cash Surrender
                                       Value of this policy. The Cash Surrender
                                       Value is the policy value as defined in
                                       Part 4 less any outstanding policy debt;
                                       plus the refund of sales load if
                                       applicable. There is no surrender charge.

                                       If You fully surrender your policy within the first three policy years, We will refund a portion of the sales load, as part of the cash surrender value.

FULL SURRENDER                         You may fully surrender this policy for
                                       its cash surrender value by Written
                                       Request and returning this policy to Us
                                       along with a written release and
                                       surrender of all claims under this policy signed by You and any assigns. You may do this at any time during the lifetime of the insured while this policy is In
                                       Force. The written surrender must be in a form satisfactory to Us and must include such tax withholding information as We may reasonably require. The surrender will be effective on the "date of surrender" which is the later of the dates on which We receive the returned policy and the written surrender. Upon full surrender, all insurance and any rider benefits provided under this policy will terminate. You may direct that We apply the surrender proceeds under any of the Payment Options described in Part 8.

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

PARTIAL SURRENDER                      You may obtain a partial surrender of
                                       this policy by requesting that a part of this policy's cash surrender value be paid to You. You may do this at any time during the lifetime of the insured while this policy is In Force with a Written
                                       Request signed by You and any assigns. We reserve the right to require that this policy first be returned to Us before payment is made. A partial surrender will be effective on the date We receive the Written Request or, if required, the date
                                       We receive this policy if later. You may direct that We apply the surrender proceeds under any of the Payment Options described in Part 8.

                                       A partial surrender will be denied if the resultant cash surrender value would be less than or equal to zero. We reserve the right not to allow partial surrenders if the resulting death benefit would be less than $50,000 or if the amount of the partial surrender is less than $500. We further reserve the right to require that the entire balance of a Subaccount be surrendered and withdrawn if the share of this policy in the value of that Subaccount would, immediately after a partial surrender, be less than $500.

                                       Upon a partial surrender, the Policy
                                       Value will be reduced by the sum of the
                                       following:

                                       a.  The partial surrender amount paid.
                                           This amount comes from a reduction in
                                           this policy's share in the value of
                                           each Subaccount based on the
                                           allocation You request at the time of
                                           the partial surrender. If no
                                           allocation request is made, the
                                           assessment to each Subaccount will be
                                           made in the same manner as provided
                                           for monthly deductions.

                                       b.  We reserve the right to charge a
                                           partial surrender fee. This fee, if
                                           any, will be the lessor of $25 or 2%
                                           of the partial surrender amount paid.
                                           The assessment to each Subaccount
                                           will be made in the same manner as
                                           provided for the partial surrender
                                           amount paid.

                                       The cash surrender value will be reduced by the partial surrender amount paid plus the partial surrender fee. The face amount of this policy will be reduced by the same amount as the Policy Value is reduced as described above. We will send You a Revised Schedule Page reflecting this change.

ADDITIONAL INSURANCE                   While this policy is In Force and subject
OPTION                                 to the terms of this provision, including
                                       Our receipt of evidence satisfactory to
                                       Us of the insured's then insurability,
                                       You have the option to purchase
                                       additional insurance on the same insured under the same plan of insurance as this policy. The new policy will be based on the same guaranteed rates and charges as are in effect for this plan on the Policy
                                       Date of this policy as adjusted for the
                                       insured's new attained age and change, if any, in risk classification. The new policy will only include

V606                                   15
                                       such rider benefits as We may agree based on Our rules and practices in effect on the Policy Date of the new policy. The amount of insurance under the new policy, when added to all other insurance with Our company on the life of the insured, cannot exceed Our total insurance amount limitations in effect on the Policy Date of the new policy.

                                       To elect this option, You must file a
                                       written application In Writing. It must
                                       be signed by You and the insured. We must also receive:

                                       a.  Evidence that You have a satisfactory
                                           insurable interest in the life of the
                                           insured.

                                       b.  Evidence, satisfactory to Us, that
                                           the insured is then insurable under
                                           Our established practice in the
                                           selection of risks for this plan of
                                           insurance, including the new amount
                                           applied for and rider benefits
                                           requested. Selection of risks
                                           includes health and non-health
                                           factors.

                                       c.  Payment, while the insured is alive,
                                           of the full issue premium for the new
                                           policy. The payment must equal or
                                           exceed Our minimum issue premium
                                           requirements in effect for this plan
                                           on the Policy Date of the new policy.

                                       Any exclusions applicable to the new
                                       policy will be determined in accordance
                                       with Our rules and practices in effect on the Policy Date of the new policy. The new policy will not be subject to any assignments or liens against this policy. The owner and the beneficiary under the new policy shall be as requested in the application for the new policy. Any subsequent changes will be governed by the printed provisions of the new policy.

                                       The new policy will begin in effect as of the later of:

                                       a.  Our approval of the application for
                                           the new policy;

                                       b.  payment of the full issue premium due
                                           on the new policy.

                                       The Policy Date of the new policy will be as shown on the Schedule Pages of the new policy based on Our rules and practices then in effect. The time periods for the suicide and contestability provisions in the new policy will be measured from the Policy Date of the new policy.

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

                                       PART 7: DEATH BENEFITS

                                       While the policy is In Force, You have
                                       the right to elect one of the death
                                       benefit options as described below. The
                                       death benefit option shall be as elected in the original application unless later changed as provided below. If no option is elected, Death Benefit Option 1 shall apply.

DEATH BENEFIT OPTION 1                 Under this option, during all Policy
                                       Years until the Policy Anniversary which follows the insured's 100th birthday, the death benefit is equal to the greater of
                                       (a) or (b) as defined below:

                                       a.  the policy's face amount on the date
                                           of death;

                                       b.  the minimum death benefit on the date
                                           of death as defined below.

DEATH BENEFIT OPTION 2                 Under this option, during all Policy
                                       Years until the Policy Anniversary which follows the insured's 100th birthday, the death benefit is equal to the greater of
                                       (a) or (b) as defined below:

                                       a.  the policy's face amount on the date
                                           of death plus the Policy Value;

                                       b.  the minimum death benefit on the date
                                           of death as defined below.

DEATH BENEFIT OPTION 3                 Under this option, during all Policy
                                       Years until the Policy Anniversary which follows the insured's 100th birthday, the death benefit is equal to the greater of
                                       (a) or (b) as defined below:

                                       a.  the policy's face amount on the date
                                           of death plus the greater of:

                                            i.  all premium payments made to the
                                                date of death less any partial
                                                surrenders made to the date of
                                                death; or

                                           ii.  zero.

                                       b.  the minimum death benefit on the date
                                           of death as defined below.

MINIMUM DEATH BENEFIT                  The minimum death benefit is the Policy
                                       Value on the date of death of the
                                       insured, multiplied by the applicable
                                       percentage from the Table of Corridor
                                       Factors shown on the Schedule Page.

DEATH BENEFIT FOLLOWING                After the Policy Anniversary which
INSURED'S AGE 100                      follows the insured's 100th birthday, the
                                       death benefit will equal the Policy
                                       Value.

V606                                   17

HOW TO CHANGE THE                      You may not make a change from or to
DEATH BENEFIT OPTION                   Option 3. While this policy is In Force,
                                       You may make a Written Request to change the Death Benefit Option from Option 1 to
                                       Option 2, or from Option 2 to Option 1.
                                       No evidence of insurability is required.
                                       If the request is to change from Option 1 to Option 2, the face amount will be decreased by the Policy Value and if the request is to change from Option 2 to Option 1, the face amount will be increased by the Policy Value. Any such change will be in effect on the Monthly
                                       Calculation Day coincident with or next
                                       following the day We approve the request.

REQUEST FOR AN INCREASE                Anytime that this policy is In Force, You
IN FACE AMOUNT                         may make a Written Request to increase
                                       its face amount. Unless We agree
                                       otherwise, the minimum of such face
                                       amount increase is $25,000, and the
                                       increase will be effective on the first
                                       Policy Anniversary on or following the
                                       date that We approve the request. Such
                                       date will be shown as the issue date for such increase on the Revised Schedule
                                       Pages We send You reflecting the change.
                                       We reserve the right to limit increases
                                       in face amount. All requests to increase the face amount must be applied for on a supplemental application and will be subject to evidence of the insured's insurability satisfactory to Us. The insured must be alive on the issue date, and You must also pay to Us in advance such issue premium for the increase as We may require according to Our published rules then in effect. If no issue premium is required, the increase will not take effect unless the cash surrender value on the issue date at least equals the monthly deduction for the total combined face amount. The Issue Expense Charge for
                                       Face Amount increases is as stated on the Schedule Page.

                                       We will send You Revised Schedule Pages
                                       reflecting the change. We reserve the
                                       right to further require that the policy be returned to Us so that We may incorporate the change.

RIGHT TO CANCEL FACE                   You have the right to cancel any increase
AMOUNT INCREASES                       in the face amount provided by Us under
                                       this policy by Written Request and
                                       returning the policy to Us within a
                                       limited time as stated below.

                                       To cancel, You must return the policy,
                                       including the Revised Schedule Pages,
                                       before the latest of:

                                           1.  10 days after the new Revised
                                               Schedule Page showing such
                                               increase in the face amount is
                                               delivered to You; or

V606                                   18

                                           2.  10 days after a Notice of Right
                                               to Cancel is delivered to You; or

                                           3.  45 days after Part 1 of the
                                               supplementary application for
                                               such increased face amount is
                                               signed.

                                       Upon any such cancellation, We will
                                       refund the higher of any paid premium
                                       required by Us for the increase or the
                                       sum of any monthly deductions and any
                                       other fees and charges made under this
                                       policy for the increase in face amount.

REQUEST FOR A DECREASE                 You may request a decrease in face amount
IN FACE AMOUNT                         at any time after the first Policy Year.
                                       Unless We agree otherwise, the decrease
                                       requested must at least equal $10,000 and the face amount remaining after the decrease must at least equal $25,000. All requests to decrease the face amount must be in writing and will be effective on the first Monthly Calculation Day following the date We approve the request. We reserve the right to require that this policy first be returned to Us before the decrease is made. We will send
                                       You a Revised Schedule Page reflecting
                                       the change.

DEATH PROCEEDS                         Upon receipt In Writing of due proof that
                                       the insured died while this policy is In
                                       Force, We will pay the death proceeds of this policy. The death proceeds equal the death benefit on the date of death, with the following adjustments:

                                       a.  We will deduct any Debt outstanding
                                           against this policy.

                                       b.  We will deduct any monthly deductions
                                           to and including the Policy Month of
                                           death not already made.

                                       c.  We will add any premiums received by
                                           Us after the Monthly Calculation Day
                                           just prior to the date of death and
                                           on or before the date of death.

INTEREST ON DEATH                      We will pay interest on any death
PROCEEDS                               proceeds from the date of the insured's
                                       death to the date of payment. The amount of interest will be the same as would be paid were the death proceeds left for that period of time to earn interest under Payment Option 2.

THE BENEFICIARY                        Unless another payment option is elected
                                       as described in Part 8, any death
                                       proceeds that become payable will be paid in equal shares to such beneficiaries living at the death of the insured as stated in the application for this policy or as later changed. Payments will be made successively in the following order:

                                       a.  Primary beneficiaries.

V606                                   19

                                       b.  Contingent beneficiaries, if any,
                                           provided beneficiary is living at the
                                           death of the insured.

                                       c.  You or Your executor or
                                           administrator, provided no primary or
                                           contingent beneficiary is living at
                                           the death of the insured.

                                       Unless otherwise stated, the relationship of a beneficiary is the relationship to the insured.

HOW TO CHANGE THE                      You may change the beneficiary under this
BENEFICIARY                            policy by Written Request. When We
                                       receive it, the change will relate back
                                       and take effect as of the date it was
                                       signed. However, the change will be
                                       subject to any payments made or actions
                                       taken by Us before We received the
                                       Written Request.


                                       PART 8: PAYMENT OPTIONS

WHO MAY ELECT                          The death benefit of this policy will be
PAYMENT OPTIONS                        paid in one sum unless otherwise
                                       provided. As an alternative to payment in one sum as provided under Option 1, any surrender or death benefit that becomes payable under an account may be applied under one or more of the alternative income payment options as described in this part or such other payment options as may then be currently available for the policy.

                                       Our consent is required for the election of an income payment option by a fiduciary or any entity other than a natural person. Our consent is also required for elections by any assigns or an owner other than the insured if the owner has been changed. You may designate or change one or more beneficiaries who will be the payee or payees under the option elected. You may only do this during the lifetime of the insured. For death proceeds, if no election is in effect when the death benefit becomes payable, the beneficiary may elect a payment option.

                                       Unless We agree otherwise, all payments
                                       under any option chosen will be made to
                                       the designated payee or to his executor
                                       or administrator. We may require proof of age of any payee or payees on whose life payments depend as well as proof of the continued survival of any such payee(s).

HOW TO ELECT A                         The election of an income payment option
PAYMENT OPTION                         must be by Written Request. Payments may
                                       be made on an annual, semiannual,
                                       quarterly or monthly basis provided that each installment will at least equal $25.
                                       We also require that at least $1,000 be
                                       applied under any income option chosen.

V606                                   20

PAYMENT OPTIONS                        This section provides a brief description
                                       of the various payment options that are
                                       available. In Part 9 You will find tables illustrating the guaranteed installment amount provided by several of the options described in this section. The amount shown for Options 4, 5 and 7 are the minimum monthly payments for each $1,000 applied. The actual payments will be based on the monthly payment rates We are using when the first payment is due. They will not be less than shown in the tables.

                                       Option 1 - Payment in one sum

                                       Option 2 - Left to earn interest

                                                  We pay interest during the
                                                  payee's lifetime on the amount
                                                  left with Us under this option
                                                  as a principal sum. We
                                                  guarantee that at least one of
                                                  the versions of this option
                                                  will provide interest at a
                                                  rate of at least 3% per year.

                                       Option 3 - Payments for a specific period

                                                  Equal income installments are
                                                  paid for a specified period of
                                                  years whether the payee lives
                                                  or dies. The first payment
                                                  will be on the date of
                                                  settlement. The Option 3 Table
                                                  shows the guaranteed amount of
                                                  each installment for monthly
                                                  and annual payment
                                                  frequencies. The table assumes
                                                  an interest rate of 3% per
                                                  year on the unpaid balance.
                                                  The actual interest rate is
                                                  guaranteed not to be less than
                                                  this minimum rate.

                                       Option 4 - Life annuity with specified
                                                  period certain

                                                  Equal installments are paid
                                                  until the later of:

                                                  (A) The death of the payee.

                                                  (B) The end of the period
                                                      certain.

                                                  The first payment will be on
                                                  the date of settlement. The
                                                  period certain must be chosen
                                                  at the time this option is
                                                  elected. The periods certain
                                                  that may be chosen are as
                                                  follows:

                                                  (A) Ten years

                                                  (B) Twenty years

V606                                   21

                                                  (C) Until the installments
                                                      paid refund the amount
                                                      applied under this option.
                                                      If the payee is not living
                                                      when the final payment
                                                      falls due, that payment
                                                      will be limited to the
                                                      amount which needs to be
                                                      added to the payments
                                                      already made to equal the
                                                      amount applied under this
                                                      option.

                                                  If, for the age of the payee,
                                                  a period certain is chosen
                                                  that is shorter than another
                                                  period certain paying the same
                                                  installment amount, We will
                                                  deem the longer period certain
                                                  as having been elected. The
                                                  life annuity provided under
                                                  this option is calculated
                                                  using an interest rate of
                                                  3-3/8%, except that any life
                                                  annuity providing a period
                                                  certain of twenty years or
                                                  more is calculated using an
                                                  interest rate of 3-1/4%.

                                       Option 5 - Life Annuity

                                                  Equal installments are paid
                                                  only during the lifetime of
                                                  the payee. The first payment
                                                  will be on the date of
                                                  settlement. Any life annuity
                                                  as may be provided under this
                                                  option is calculated using an
                                                  interest rate of 3-1/2%.

                                       Option 6 - Payments of specified amount

                                                  Equal installments of a
                                                  specified amount, out of the
                                                  principal sum and interest on
                                                  that sum, are paid until the
                                                  principal sum remaining is
                                                  less than the amount of the
                                                  installment. When that
                                                  happens, the principal sum
                                                  remaining with accrued
                                                  interest will be paid as a
                                                  final payment. The first
                                                  payment will be on the date of
                                                  settlement. The payments will
                                                  include interest on the
                                                  principal sum remaining at a
                                                  rate guaranteed to at least
                                                  equal 3% per year. This
                                                  interest will be credited at
                                                  the end of each year. If the
                                                  amount of interest credited at
                                                  the end of a year exceeds the
                                                  income payments made in the
                                                  last 12 months, that excess
                                                  will be paid in one sum on the
                                                  date credited.

                                       Option 7 - Joint survivorship annuity
                                                  with 10-year period certain

                                                  The first payment will be on
                                                  the date of settlement. Equal
                                                  income installments are paid
                                                  until the latest of:

                                                  (A) The end of the 10-year
                                                      period certain.

                                                  (B) The death of the insured.

V606                                   22

                                                  (C) The death of the other
                                                      named annuitant.

                                                      The other annuitant must
                                                      be named at the time this
                                                      option is elected and
                                                      cannot later be changed.
                                                      That annuitant must have
                                                      an adjusted age as defined
                                                      in Part 9 of at least 40.
                                                      The joint survivorship
                                                      annuity provided under
                                                      this option is calculated
                                                      by using an interest rate
                                                      of 3-3/8%.

                                       We may offer other payment options or
                                       alternative versions of the options
                                       listed in the above section.

ADDITIONAL INTEREST                    In addition to:

                                       a.  the interest of 3% per year
                                           guaranteed on the principal sum
                                           remaining with Us under Options 2 or
                                           6; and

                                       b.  the interest of 3% per year included
                                           in the installments payable under
                                           Option 3.

                                       We will pay or credit at the end of each year such additional interest as We may declare.


                                       PART 9: TABLES OF PAYMENT
                                               OPTION AMOUNTS

                                       The installment amounts shown in the
                                       tables that follow are shown for each
                                       $1,000 applied. Amounts for payment
                                       frequencies, periods or ages not shown
                                       will be furnished upon request. Under
                                       Options 4 and 5, the installment amount
                                       for younger ages than shown will be the
                                       same as for the first age shown and for
                                       older ages than shown it will be the same amount as for the last age shown.

                                       The term "age" as used in the tables
                                       refers to the adjusted age. Under Options
                                       4 and 5, the adjusted age is defined as
                                       follows:

                                       a.  For Surrender Values, the age of the
                                           payee on the payee's birthday nearest
                                           to the Policy Anniversary nearest the
                                           date of surrender.

                                       b.  For death proceeds, the age of the
                                           payee on the payee's birthday nearest
                                           the effective date of the Payment
                                           Option elected.

                                       Under Option 7, the adjusted age is the
                                       age on the birthday nearest to the Policy
                                       Anniversary nearest the date of
                                       surrender.

V606                                   23

                   OPTION 3 - PAYMENTS FOR A SPECIFIED PERIOD

------------------------------------------------------------------------------------------
Number of Years         5       6       7       8       9       10      11     12     13
------------------------------------------------------------------------------------------
Annual Installments  $211.99  179.22  155.80  138.31  124.69  113.82  104.93  97.54  91.29

Mo. Installments      $17.91   15.14   13.16   11.68   10.53    9.61    8.86   8.24   7.71
------------------------------------------------------------------------------------------

             OPTION 3 - PAYMENTS FOR A SPECIFIED PERIOD (CONTINUED)

----------------------------------------------------------------------------------
Number of Years       14     15     16     17     18     19     20     25     30
----------------------------------------------------------------------------------
Annual Installments  85.95  81.33  77.29  73.74  70.59  67.78  65.26  55.76  49.53

Mo. Installments      7.26   6.87  6.53    6.23   5.96   5.73   5.51   4.71
----------------------------------------------------------------------------------


             *OPTION 4 - LIFE ANNUITY WITH SPECIFIED PERIOD CERTAIN

-------------------------------------------------------------------------------------------------------------------------------
          Installment    10 Years Certain    20 Years Certain              Installment     10 Years Certain    20 Years Certain
 Age        Refund                                                Age        Refund
  of     ----------------------------------------------------     of      -----------------------------------------------------
Payee    Male   Female    Male    Female      Male    Female     Payee    Male   Female     Male    Female      Male    Female
-------------------------------------------------------------------------------------------------------------------------------
  10     $3.08   $3.03    $3.08    $2.99      $3.00    $2.94      50      $4.36   $4.12     $4.50    $4.10      $4.28    $3.99
  15      3.14    3.09     3.15     3.04       3.07     3.00      55       4.76    4.47      4.95     4.47       4.61     4.31
  20      3.22    3.16     3.24     3.11       3.15     3.07      60       5.28    4.93      5.54     4.96       4.97     4.67
  25      3.33    3.24     3.34     3.20       3.25     3.15      65       5.97    5.54      6.30     5.63       5.29     5.06
  30      3.45    3.35     3.47     3.30       3.38     3.25      70       6.91    6.39      7.24     6.50       5.43     5.31
  35      3.61    3.48     3.64     3.43       3.55     3.38      75       8.21    7.57      8.26     7.56       5.44     5.40
  40      3.80    3.64     3.86     3.60       3.74     3.54      80      10.04    9.26      9.12     8.60       5.46     5.46
  45      4.05    3.85     4.14     3.82       3.99     3.74      85      12.61   11.68      9.60     9.31       5.46     5.46
-------------------------------------------------------------------------------------------------------------------------------


                            *OPTION 5 - LIFE ANNUITY

            ---------------------------------------------------------
             Age                         Age
             of                          of
            Payee   Male    Female      Payee     Male    Female
            ---------------------------------------------------------
             10     3.17     3.12        50       4.62      4.28
             15     3.24     3.18        55       5.12      4.68
             20     3.32     3.25        60       5.79      5.24
             25     3.42     3.34        65       6.75      6.04
             30     3.56     3.44        70       8.15      7.22
             35     3.73     3.58        75      10.26      9.03
             40     3.95     3.75        80      13.54     11.88
             45     4.24     3.98        85      18.72     16.54
            ---------------------------------------------------------



       *OPTION 7 - JOINT SURVIVORSHIP ANNUITY WITH 10-YEAR PERIOD CERTAIN

-----------------------------------------------------------------------------------------------------------------------------------
    Age         Age of Insured        Age       Age of Insured        Age        Age of Insured        Age        Age of Insured
    of        ------------------      of      ------------------      of       ------------------      of       -------------------
   Other                             Other                           Other                            Other
 Annuitant         Male            Annuitant         Male          Annuitant        Female          Annuitant        Female
              ------------------              ------------------               ------------------               -------------------
     F         55     60     65        F       55     60     65        M        55     60     65        M        55      60     65
-----------------------------------------------------------------------------------------------------------------------------------
    40        3.62   3.64   3.65      60      4.43   4.64   4.82      40       3.72   3.77   3.80      60       4.34    4.64   4.93
    45        3.80   3.83   3.86      65      4.61   4.93   5.23      45       3.89   3.97   4.03      65       4.44    4.82   5.23
    50        4.00   4.07   4.12      70      4.75   5.18   5.63      50       4.06   4.19   4.31      70       4.50    4.95   5.48
    55        4.22   4.34   4.44      75      4.86   5.36   5.96      55       4.22   4.43   4.61      75       4.54    5.03   5.65
-----------------------------------------------------------------------------------------------------------------------------------



*Minimum monthly income for each $1,000 applied.


V606                                   24

       CORPORATE FLEXIBLE PREMIUM VARIABLE UNIVERSAL LIFE INSURANCE POLICY

THE DEATH BENEFIT AND OTHER VALUES PROVIDED UNDER THIS POLICY ARE BASED ON THE RATES OF INTEREST CREDITED ON ANY AMOUNTS ALLOCATED TO THE GUARANTEED INTEREST ACCOUNT AND THE INVESTMENT EXPERIENCE OF THE SUBACCOUNTS WITHIN OUR SEPARATE ACCOUNT TO WHICH YOUR PREMIUMS ARE ALLOCATED. THUS, THE DEATH BENEFIT AND OTHER VALUES MAY INCREASE OR DECREASE IN AMOUNT OR DURATION. SEE PART 7 FOR A DESCRIPTION OF HOW THE DEATH BENEFIT IS DETERMINED.

                        NOT ELIGIBLE FOR ANNUAL DIVIDENDS


V606

                                       VARIABLE POLICY EXCHANGE OPTION RIDER

                                       THIS RIDER IS A PART OF THE POLICY TO
                                       WHICH IT IS ATTACHED IF IT IS LISTED ON
                                       THE SCHEDULE PAGES OF THE POLICY OR IN AN
                                       ENDORSEMENT AFTER THAT PAGE. EXCEPT AS
                                       STATED IN THIS RIDER, IT IS SUBJECT TO
                                       ALL OF THE PROVISIONS CONTAINED IN THE
                                       POLICY.

THE EXCHANGE OPTION                    While this rider is in effect and subject
                                       to its terms, You have the option to
                                       exchange Your policy (the "exchange
                                       policy") for a new policy on the life of a substitute Insured.

HOW TO EXERCISE THE OPTION             To exercise this option, You must file an
                                       exchange application In Writing. It must be signed by You. We must also receive:

                                       a.  Evidence that You have a satisfactory
                                           insurable interest in the life of the
                                           substitute Insured.

                                       b.  Evidence that the substitute Insured
                                           is insurable under Our established
                                           practice in the selection of risks
                                           for the amount and plan applied for.
                                           Selection of risks includes health
                                           and non-health factors.

                                       c.  The release of any lien against or
                                           assignment against Your policy. You
                                           may instead submit written approval
                                           by the lienholder or assigns of the
                                           exchange of the policies with such
                                           other documents as We may require.

                                       d.  Payment of any amounts due to Us for
                                           the exchange as described in the
                                           Exchange Adjustments.

                                       Unless otherwise provided in the exchange application, the owner and beneficiary of the new policies will be the same as under the original policy. Any subsequent changes will be governed by the printed provisions of the new policy.

                                       The Date of Exchange will be the same day of the month as the exchange policy's anniversary which occurs on or after the later of:

                                       a.  Our approval of the exchange
                                           application;

                                       b.  Payment of any Exchange Adjustments
                                           that are required of You.

                                       The exchange policy will be in force only to and including the day prior to the Date of Exchange. It will thereafter be deemed terminated and canceled.

                                       The new policy will begin in effect on
                                       the Date of Exchange.

THE NEW POLICY                         The date of issue of the new policy will
                                       be the later of:

VR34                                   1

                                       a.  The same date as the date of issue of
                                           the exchange policy;

                                       b.  The first anniversary of the exchange
                                           policy which follows the substitute
                                           Insured's date of birth.

                                       The age at issue shown in the new policy will be the substitute Insured's age on his or her birthday nearest the date of issue of the new policy.

                                       The new policy on the life of the
                                       substitute Insured will be written on any plan of variable life insurance issued by Us at the time of the exchange. The new policy will be written using a policy form in use by Us on the date of issue and will be subject to Our published issue rules (e.g., age and amount limits) for the plan chosen which were in effect on the date of issue. The premium classification and any exclusions applicable to the new policy will be determined in accordance with Our rules and practices in effect on the date of issue.

                                       The face amount of the new policy will be chosen by the owner. At Our sole discretion, We may reduce the chosen face amount to an amount not less than the face amount of the original policy.

                                       We will not permit the face amount of the new policy to exceed an amount which, when added to the amount at risk on the life of the substitute Insured under all other life insurance in force with Us on the Date of Exchange, exceeds Our maximum cumulative limits for the substitute Insured.

                                       The policy value for the original policy will be transferred to the new policy. Any such policy value that cannot so be applied will be used to reduce any loan against the policy, and the residual amount will be returned to You in cash.

                                       To the extent that the loan value of the new policy is sufficient security, the new policy will be subject to any loans against the exchange policy. The loan rate under the new policy will be the rate used by Us in the jurisdiction in which the new policy is issued on the Date of Exchange.

                                       The time periods for the suicide and
                                       contestability provision in the new
                                       policy will be measured from the Date of Exchange.

                                       Additional rider benefits may be included in the new policy provided We consent. The new policy will conform to all of the requirements of the jurisdiction in which it is issued regardless of any terms of this rider providing to the contrary.

EXCHANGE ADJUSTMENTS                   The exchange is subject to the following
                                       adjustments:

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                                           1.  If the policy value of the
                                               original policy is insufficient
                                               to produce a positive cash
                                               surrender value for the new
                                               policy, the owner must pay an
                                               Exchange Adjustment in an amount
                                               that, when applied as premium,
                                               will make the cash surrender
                                               value of the new policy greater
                                               than zero.

                                           2.  In some cases, the amount of
                                               policy value which may be applied
                                               to the new policy may result in a
                                               death benefit which exceeds the
                                               limit for the new policy. In that
                                               event, We will apply such excess
                                               policy value to reduce any loan
                                               against the policy, and the
                                               residual amount will be returned
                                               to You in cash.

                                           3.  The exchange will also be subject
                                               to Our receipt of repayment of
                                               the amount of any policy debt
                                               under the exchange policy in
                                               excess of the loan value of the
                                               new policy on the Date of
                                               Exchange.

RIDER CHARGES                          There are no monthly charges for this
                                       rider.

TERMINATION OF THIS RIDER              This rider will terminate on the earliest
                                       of:

                                       a.  Termination of the exchange policy by
                                           surrender, lapse or death of the
                                           substitue Insured; or

                                       b.  Exercise of the exchange option under
                                           this rider.


                                       Phoenix Life and Annuity Company

                                       /s/ John H. Beers

                                             Secretary

VR34                                   3

                                       FLEXIBLE TERM INSURANCE RIDER

                                       THIS RIDER IS A PART OF THE POLICY TO
                                       WHICH IT IS ATTACHED IF IT IS LISTED
                                       UNDER THE RIDER SCHEDULE ON THE SCHEDULE
                                       PAGES OF THE POLICY. EXCEPT AS STATED IN
                                       THIS RIDER, IT IS SUBJECT TO ALL OF THE
                                       PROVISIONS OF THE POLICY. THIS RIDER HAS
                                       NO CONTRACT VALUE ASSOCIATED WITH IT.

POLICY NUMBER                          [2 000 000]

INSURED                                [John Doe]

INITIAL RIDER DEATH BENEFIT            [$100,000]

INITIAL TARGET STATED AMOUNT           [$278,000]

INSURANCE INCREASE                     [0]

INSURANCE INCREASE
EXPIRY DATE                            [NA]

RIDER DATE OF ISSUE                    [October 1, 1999]

DEFINITIONS                            Rider Anniversary--The Anniversary of the
                                       Rider Date of Issue.

                                       Target Stated Amount--The Target Stated
                                       Amount is equal to the Initial Target
                                       Stated Amount plus any Insurance
                                       Increases, less any Insurance Decreases.
                                       The Initial Target Stated Amount and
                                       Insurance Increases are chosen by the
                                       owner at the time of application.

                                       Policy Insurance Amount--The insurance
                                       amount provided by the underlying base
                                       insurance policy. The Policy Insurance
                                       Amount is the policy's minimum death
                                       benefit as described in Part 7 of the
                                       policy.

                                       Rider Insurance Amount--The Target Stated
                                       Amount less the Policy Insurance Amount.

RIDER DEATH BENEFIT                    Upon receipt In Writing of due proof that
                                       the Insured died while this rider is in
                                       effect, We will pay the Rider Death
                                       Benefit to the beneficiary of the policy.

                                       The Rider Death Benefit is equal to the
                                       greater of (a) or (b) where:

                                       a.  equals the Target Stated Amount minus
                                           the Policy Insurance Amount; and

                                       b.  equals zero.

SUICIDE EXCLUSION                      If within two years from the Rider Date
                                       of Issue (or two years from any
                                       reinstatement, if applicable) and
                                       provided this rider is then in effect the Insured dies by suicide, whether sane or insane, the amount We pay under this rider will be limited to the cost of insurance charges paid for this rider.

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

CONTESTABILITY                         We cannot contest the validity of this
                                       rider after it has been in effect during the Insured's lifetime for two years from the Rider Date of Issue (or two years from any reinstatement, if applicable).

INSURANCE INCREASES                    Subject to the limitations stated below,
AND DECREASES                          if the Insurance Increase as shown above
                                       is not 0, the Target Stated Amount will
                                       increase or decrease as shown in the
                                       schedule attached to this rider. The
                                       scheduled Insurance Increase or Decrease will occur on each Rider Anniversary that this rider is in effect.

INSURANCE INCREASE                     The Insurance Increases will be subject
LIMITATIONS                            to the following limitations:

                                       [bullet] Insurance Increases will not
                                                occur after the Increase Expiry
                                                Date;

                                       [bullet] The total of all Insurance
                                                Increases cannot exceed the
                                                policy's initial face amount
                                                plus the Initial Rider Insurance
                                                Amount or, if less, $5,000,000.

                                       [bullet] Insurance Increases will no
                                                longer be provided following the
                                                first of any of the following to
                                                occur:

                                                1.  a partial surrender of cash
                                                    surrender value;

                                                2.  a requested policy face
                                                    amount decrease;

                                                3.  a requested decrease in the
                                                    Target Stated Amount.

PARTIAL SURRENDERS OF CASH             While this rider is in effect, the
SURRENDER VALUE AND FACE               provisions entitled "Partial Surrender"
AMOUNT DECREASES                       in Part 6 of the policy and "Request for
                                       a Decrease in Face Amount" in Part 7 of
                                       the policy shall be amended to provide
                                       that requests for a partial surrender of cash surrender value or requested face amount decreases under the policy will first reduce the Target Stated Amount.
                                       The Policy Value and the Target Stated
                                       Amount will each be reduced for a partial surrender of cash surrender value by the amount of the partial surrender plus the partial surrender fee. This fee is described on the policy's Schedule Pages.

                                       To the extent such partial surrenders of cash surrender value or requested face amount decreases reduce the Total Rider Insurance Amount to zero, any additional partial surrender of cash surrender value or requested face amount decrease will reduce the policy face amount and Policy Value in accordance with the regular non-amended terms of such provisions.

                                       After such partial surrender of cash
                                       surrender value, no Insurance Increases
                                       will thereafter be provided.

VR36                                   2

CHANGE IN TARGET                       You may, by Written Request, increase or
STATED AMOUNT                          decrease Your Target Stated Amount. If
                                       you request a decrease in the Target
                                       Stated Amount, no Insurance Increases
                                       will thereafter be provided.


MONTHLY CHARGE                         The Monthly Charge for this rider is
                                       equal to the monthly cost of insurance
                                       rate for the Insured multiplied by the
                                       Rider Death Benefit. The Monthly Charge
                                       for each month of the first year that
                                       this rider is in effect is shown on the
                                       policy's Schedule Pages. The Monthly
                                       Charge for the rider is deducted from the Policy Value as part of the monthly deduction for the policy.

                                       The monthly cost of insurance rate is
                                       based on the Insured's age nearest
                                       birthday on the Rider Date of Issue, risk class, sex and duration from such Rider Date of Issue. The rate used in computing the cost of insurance is obtained from the Table of Guaranteed Maximum Cost of Insurance Rates as shown on the Policy Schedule Page, or such lower rate as We may declare. Any new schedule of rates will be determined by Us based on factors which will be uniform by class without regard to changes in the health of the Insured after the Rider Date of Issue, and based on Our future mortality, expense, lapse and investment expectations.

TERMINATION OF THIS RIDER              This rider and all insurance under it
                                       will terminate on the earliest of the
                                       following dates:

                                           1.  the Insured's Age 100;

                                           2.  the date of surrender or lapse of
                                               the policy;

                                           3.  the date of payment of the Rider
                                               Death Benefit;

                                           4.  the first Monthly Calculation Day
                                               following Our receipt of a
                                               Written Request to cancel this
                                               rider.


                                       Phoenix Life and Annuity Company

                                       /s/ John H. Beers

                                           Secretary

VR36                                   3